United States

Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2006

SHUFFLE MASTER, INC.

(Exact name of registrant as specified in its charter)

Minnesota
	0-20820	41-1448495
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1106 Palms Airport Drive	89119-3720
Las Vegas, Nevada	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 25, 2006, Shuffle Master, Inc. (NASDAQ National Market: SHFL) (either the “Company,” “we” or “our”) entered into a Credit Agreement, dated as of January 25, 2006, among the Company, Deutsche Bank AG Cayman Islands Branch, as a Lender, Deutsche Bank AG New York Branch, as Administrative Agent, and Deutsche Bank Securities Inc., as Sole Arranger and Book Manager (the “Credit Agreement”), pursuant to which the Company obtained a bridge loan (the “Bridge Loan”) in the amount of $115,000,000, in order to, among other things, finance the acquisition of Stargames Limited, a corporation formed under the laws of New South Wales, Australia (“Stargames”).  The Bridge Loan will mature on April 24, 2006 unless the acquisition of Stargames is terminated, abandoned or has not occurred on or prior to February 15, 2006.  The interest rate under the Credit Agreement is based on the sum of the relevant Base Rate or Eurodollar Rate plus the Applicable Margin, each as in effect from time to time.  The Bridge Loan is unsecured.  The obligations under the Bridge Loan are guaranteed by each Wholly-Owned Domestic Subsidiary of the Company that is not an Immaterial Subsidiary and each Wholly-Owned Domestic Subsidiary that is not an Immaterial Subsidiary of the Company established, created or acquired after January 25, 2006, if any.  The Credit Agreement contains customary affirmative and negative covenants for transactions of this nature.  Unless otherwise defined herein, all capitalized terms shall have the meanings which are set forth for such terms in the Credit Agreement.  The Credit Agreement is included herein as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

 (c) Exhibits

10.1	Credit Agreement, dated January 25, 2006, among Shuffle Master, Inc., Deutsche Bank AG Cayman Islands Branch, Deutsche Bank AG New York Branch and Deutsche Bank Securities, Inc..

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date:	January 27, 2006

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman of the Board and Chief Executive Officer